Exhibit 10.7
AMENDMENT NO. 3
TO
LOAN AGREEMENT [SPARE PARTS]
THIS AMENDMENT NO. 3 TO LOAN AGREEMENT [SPARE PARTS] (this “Amendment”) is entered into as of this 31st day of March 2009 among US AIRWAYS, INC., a Delaware corporation (the “Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Administrative Agent for the Lenders (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as the Collateral Agent (the “Collateral Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, as the Original Lender (herein called the “Original Lender”), and such other lenders a party thereto and as may from time to time become party to the Loan Agreement (as hereinafter defined) (together with the Original Lender, the “Lenders”).
RECITALS:
A. The Borrower, the Administrative Agent, the Lenders and the Collateral Agent have heretofore executed and delivered a Loan Agreement [Spare Parts] dated as of October 20, 2008, as amended by that certain Amendment No. 1 to Loan Agreement [Spare Parts] dated as of December 5, 2008 and that certain Amendment No. 2 to the Loan Agreement [Spare Parts] dated January 15, 2009 (such agreement as so amended, but prior to the effectiveness of this Amendment, is referred to herein as the “Original Loan Agreement”).
B. The Borrower has requested that the Original Loan Agreement be further amended in order to **.
C. The Administrative Agent, the Collateral Agent and the Required Lenders as defined in the Original Loan Agreement are willing to amend the Original Loan Agreement on the terms and conditions set forth herein.
In consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
Section 1. Amendment.
A. Section 2.1(b) of the Original Loan Agreement is amended to read as follows:
(b) The **.
**Confidential Treatment Requested.

Section 2. Miscellaneous.
A. Effectiveness: This Amendment shall become effective upon signature by the Borrower, the Collateral Agent, the Administrative Agent and **.
B. Limitation on Amendment: Except as expressly amended hereby, all terms and provisions of the Loan Agreement remain in full force and effect and are hereby ratified and confirmed.
C. Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts. All counterparts of this Amendment executed by the parties hereto together shall constitute one instrument.
D. Governing Law. This Amendment is being delivered in the State of New York and shall in all respects, including all matters of construction, validity and performance, be governed by, and construed in accordance with, the laws of the State of New York.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
**Confidential Treatment Requested.

IN WITNESS WHEREOF, this Amendment No. 3 to Loan Agreement [Spare Parts] has been duly executed and delivered all as of the date first above written.

US AIRWAYS, INC.
By:	/s/ Stephen L. Johnson
	Name:	Stephen L. Johnson
	Title:	Executive Vice President Corporate and General Counsel

GENERAL ELECTRIC CAPITAL CORPORATION as the Administrative Agent, Collateral Agent and Original Lender
By:	/s/ Ricardo B. Silva
	Name:	Ricardo B. Silva
	Title: **	Vice President
**Confidential Treatment Requested.